Exhibit 99.1

Revance Provides an Update on DAXXIFY® Commercial Launch and
Preliminary Fourth Quarter and Full Year 2022 Financial Results
•DAXXIFY® PrevU program off to strong start with ~400 select practice partners and thousands of patients treated, generating positive feedback and strong, early uptake
•Preliminary unaudited Q4 DAXXIFY® revenue from PrevU of between $10.5 million and $11.5 million
•Preliminary unaudited Q4 RHA® Collection revenue of between $34.0 million and $35.0 million, a YoY increase of approximately 45%
•Aesthetic accounts across products and services totaled over 5,000 at the end of the fourth quarter 2022

NASHVILLE, Tenn., Jan. 9, 2023 - Revance Therapeutics, Inc. (RVNC) today provided an update on its early experience program for DAXXIFY® and its preliminary unaudited fourth quarter and full year 2022 financial results.

Financial Update:
•Preliminary Unaudited Fourth Quarter and Full Year 2022 RHA® Collection Revenue. Revance expects preliminary unaudited fourth quarter 2022 RHA® Collection revenue to be between $34.0 million and $35.0 million, representing an approximately 45% increase from the same period last year, and full year 2022 preliminary unaudited RHA® Collection revenue of between $106.5 million and $107.5 million, representing an approximately 50% increase from full year 2021.
•Preliminary Unaudited Fourth Quarter 2022 DAXXIFY® Revenue. Revance expects preliminary unaudited DAXXIFY® revenue from PrevU, its early experience program, to be between $10.5 million and $11.5 million in the fourth quarter 2022, the first quarter of limited commercial availability.

•Preliminary Unaudited Fourth Quarter and Full Year 2022 Service Revenue. Revance expects preliminary unaudited fourth quarter 2022 service revenue from OPUL® and the legacy HintMD fintech platform to be between $2.5 million and $3.5 million and full year 2022 preliminary unaudited service revenue of between $6.5 million and $7.5 million.
•Preliminary Unaudited Full Year 2022 Operating Expenses. Revance expects to be within its previously announced generally accepted accounting principles (GAAP) operating expense guidance range of between $375 million to $400 million and to be on the upper end of its previously announced Non-GAAP operating expense guidance range of between $260 million to $280 million. The company expects to provide its 2023 GAAP and Non-GAAP operating expense guidance in its fourth quarter 2022 earnings announcement.
•Cash Update. Preliminary unaudited cash, cash equivalents and short-term investments as of December 31, 2022 were approximately $340.0 million.

"We are very pleased to end 2022 on a strong note, highlighted by continued growth and adoption of the RHA® Collection along with an excellent start to our early experience program for DAXXIFY®,” said Mark J. Foley, Chief Executive Officer of Revance. “In particular, we are very encouraged to see the early traction of our DAXXIFY® PrevU program, which was initiated in Q4 and further benefited from the impact of traditional seasonality. We have been very pleased with the initial response to, and the positive feedback on, the product’s performance and ease of practice integration. While we are still in the beginning phase of the PrevU program, our progress thus far gives us confidence in our commercial strategy and in DAXXIFY’s full-scale commercial launch, which is expected to begin in late Q1/early Q2 of 2023. Looking ahead, our strategic priorities in the new year will center on delivering a successful commercial launch for DAXXIFY®, continuing the growth of our aesthetics portfolio, and unlocking our therapeutics opportunity by obtaining the FDA’s approval of DAXXIFY® for cervical dystonia.”

“Building on the success of our launch of the RHA® Collection of dermal fillers, we initiated a strategic, phased roll out of DAXXIFY® with our PrevU program to approximately 400 select practices,” said Dustin S. Sjuts, President of Revance. “With our core objectives of ensuring outstanding aesthetic outcomes and smooth practice integration of DAXXIFY® while also leveraging its unique value proposition, we are very pleased with the comprehensive training and education that we have provided to a group of early adopters at our Nashville headquarters. Further, as we executed this program during the busiest time of the year for aesthetic procedures, and through planned injection events held by practices, we generated real-world clinical insights from hundreds of injectors and thousands of patients, which will be invaluable to our commercial launch. We are very pleased with the results of our strategy and execution and look forward to completing PrevU while also preparing for our sales force expansion which we anticipate will happen by mid-year”

DAXXIFY® PrevU Program:
PrevU is an early experience program that focuses on product education, practice integration, and real-world clinical insights for optimizing aesthetic outcomes. Following the U.S. Food and Drug Administration’s approval of DAXXIFY® in September 2022, Revance trained a group of 20 U.S.-based faculty members who had access to the product prior to the initiation of the PrevU program. In December, Revance launched PrevU with approximately 400 select practices. These practices were invited to attend training sessions held over the first two weeks of December at the company’s Nashville headquarters and experience center that was led by the faculty trainers. Following onsite training, practices held planned patient injection days and events to drive product utilization and gain real-world clinical insights. PrevU training and education was also expanded to the additional injectors and staff of these practices through virtual sessions. These practices will continue to provide additional clinical feedback on the product through late Q1/early Q2 2023, after which the commercial launch of DAXXIFY® is expected to begin. Revance expects to launch the product first to its existing base of over 5,000 aesthetic accounts.

INDICATION
DAXXIFY® (DaxibotulinumtoxinA-lanm) for injection is an acetylcholine release inhibitor and neuromuscular blocking agent indicated for the temporary improvement in the appearance of moderate to severe glabellar lines associated with corrugator and/or procerus muscle activity in adult patients.

WARNING: DISTANT SPREAD OF TOXIN EFFECT

The effects of DAXXIFY® and all botulinum toxin products may spread from the area of injection to produce symptoms consistent with botulinum toxin effects. These symptoms have been reported hours to weeks after injection. Swallowing and breathing difficulties can be life threatening and there have been reports of death. DAXXIFY® is not approved for the treatment of spasticity or any conditions other than glabellar lines.

IMPORTANT SAFETY INFORMATION

Contraindications

DAXXIFY® contraindications include hypersensitivity to any botulinum toxin preparation or any of the components in the formulation and infection at the injection site(s).

Warnings and Precautions

Please refer to Boxed Warning for Distant Spread of Toxin Effect.
The potency units of DAXXIFY® are not interchangeable with other preparations of other botulinum toxin products. Recommended dose and frequency of administration should not be exceeded. Patients should seek immediate medical attention if respiratory, speech or swallowing difficulties occur. Use caution when administering to patients with pre-existing cardiovascular disease. Concomitant neuromuscular disorders may exacerbate clinical effects of treatment.

Adverse Reactions

The most commonly observed adverse reactions (≥1%) were headache (6%), eyelid ptosis (2%) and facial paresis (1%).

Drug Interactions

Co-administration of DAXXIFY® and aminoglycoside antibiotics, anticholinergic agents or any other agents interfering with neuromuscular transmission or muscle relaxants should only be performed with caution as the effect of DAXXIFY® may be potentiated. The effect of administering different botulinum neurotoxins during course of treatment with DAXXIFY® is unknown.

Use in Specific Populations

DAXXIFY® is not recommended for use in children or pregnant women.
Please see DAXXIFY® full Prescribing Information, including Boxed Warning and Medication Guide. (https://revance.com/wp-content/themes/allen-larson-theme/files/daxi-pi-and-med-guide.pdf).

About DAXXIFY®
DAXXIFY® (DaxibotulinumtoxinA-lanm) for injection is the first and only FDA approved long-lasting peptide-formulated neuromodulator product for use in adults for the temporary improvement of moderate to severe frown lines (glabellar lines).1-2,7-11 DAXXIFY® has the ability to deliver year-long results for patients with potentially only two treatments per year and has been proven to be effective, and generally safe and well tolerated.2-5* DAXXIFY® is powered by a cell-penetrating peptide technology (Peptide Exchange Technology™), Revance's proprietary, synthetic, 35-amino-acid stabilizing excipient with a highly positive charge, and is free of human serum albumin or animal-based components.1,2,11 Manufactured exclusively in the U.S., DAXXIFY® is the first true innovation in neuromodulator product formulation in over 30 years. Revance has evaluated this neuromodulator formulation in other Phase 2 clinical studies in aesthetics, including the full upper face, forehead lines and crow’s feet as well as in therapeutic indications, including cervical dystonia and upper limb spasticity. Learn more at RevanceAesthetics.com.

About Revance
Revance is a biotechnology company setting the new standard in healthcare with innovative aesthetic and therapeutic offerings that elevate patient and physician experiences. Revance’s aesthetics portfolio of expertly created products and services, including DAXXIFY® (DaxibotulinumtoxinA-lanm) for injection, the RHA®

Collection of dermal fillers, and OPUL®, the first-of-its-kind Relational Commerce platform for aesthetic practices, deliver a differentiated and exclusive offering for the company’s elite practice partners and their consumers. Revance has also partnered with Viatris Inc. to develop a biosimilar to BOTOX®, which will compete in the existing short-acting neuromodulator marketplace. Revance’s therapeutics pipeline is currently focused on muscle movement disorders including evaluating DAXXIFY® in two debilitating conditions, cervical dystonia and upper limb spasticity.

Revance is headquartered in Nashville, Tennessee, with additional office locations in Newark, Pleasanton and Irvine, California. Learn more at www.Revance.com or connect with us on LinkedIn (https://www.linkedin.com/company/revance/mycompany/verification/).

“Revance” and the Revance logo, DAXXIFY®, and OPUL® are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.
BOTOX® is a registered trademark of Allergan, Inc.

1.Data on File. DAXXIFY® Package Insert. Newark, CA: Revance Therapeutics, Inc, 2022.
2.Fabi SG, Cohen JL, et al. DaxibotulinumtoxinA for Injection for the treatment of glabellar lines: efficacy results from SAKURA 3, a large, open-label, phase 3 safety study. Dermatol Surg. 2020. doi:10.1097/DSS.0000000000002531.
3.Carruthers JD, Fagien S, et al. DaxibotulinumtoxinA for Injection for the treatment of glabellar lines: results from each of two multicenter, randomized, double-blind, placebo-controlled, phase 3 studies (SAKURA 1 and SAKURA 2). Plast Reconstr Surg. 2020;145(1):45-58.
4.Bertucci V, Solish N, et al. DaxibotulinumtoxinA for Injection has a prolonged duration of response in the treatment of glabellar lines: pooled data from two multicenter, randomized, double-blind, placebo-controlled, phase 3 studies (SAKURA 1 and SAKURA 2). J Am Acad Dermatol. 2020;82(4):838-845.
5.Green JB, Mariwalla K, Coleman K, et al. A large, open-label, phase 3 safety study of daxibotulinumtoxinA for injection in glabellar lines: a focus on safety from the SAKURA 3 study. Dermatol Surg. 2020. doi:10.1097/DSS.0000000000002463.
6.Data on File. Protocols 1620301-303. Post Hoc Analysis. Newark, CA: Revance Therapeutics, Inc, 2021.
7.Xeomin. Prescribing Information. Merz Pharmaceuticals GmbH; 2020.
8.Dysport. Prescribing Information. Ipsen Biopharmaceuticals, Ltd; 2020.
9.Jeuveau. Prescribing Information. Evolus, Inc; 2020.
10.Botox Cosmetic. Prescribing Information. Allergan, Inc; 2020.
11.Waugh JM, Lee J, Dake MD, Browne D. Nonclinical and clinical experiences with CPP-based self-assembling peptide systems in topical drug development. Methods Mol Biol. 2011; 683:553-572.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to our preliminary financial results, financial outlook, future expenses, milestone expectations and financial performance; the timing and potential FDA approval of DAXXIFY® for cervical dystonia; our PrevU training program and the timing of the commercial launch of DAXXIFY®; our sales force expansion plans; our ability to set a new standard in healthcare; the outcomes for and experiences of patients and physicians; the potential benefits, safety, efficacy and duration of DAXXIFY®; development of a biosimilar to BOTOX®; our anticipated growth, strategic priorities; and business strategy, timeline, goals, plans and prospects, including commercialization plans; constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: our ability to successfully commercialize DAXXIFY® and to continue to successfully commercialize the RHA® Collection of dermal fillers and OPUL®; the results, timing, costs, and completion of our research and development activities and regulatory approvals; our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding future expenses, revenues and capital requirements, our financial performance and the economics of DAXXIFY®, the RHA® Collection of dermal fillers and OPUL®; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products and services, the aesthetics market, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability and the ability of our partners to manufacture supplies for DAXXIFY® and our product candidates and to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, commercial acceptance, market, competition and/or size and growth potential of DAXXIFY®, the RHA® Collection of dermal fillers, OPUL® and our drug product candidates, if approved; reports of adverse events or safety concerns involving DAXXIFY® or the RHA® Collection of dermal fillers; the timing and cost of commercialization activities; the proper training and administration of our products by physicians and medical staff; our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with privacy and data protection laws; our ability to effectively manage our expanded operations in connection with the acquisition of Hint, Inc; our ability to continue obtaining and maintaining intellectual property protection for DAXXIFY® and our drug product candidates; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-K filed with the SEC on February 28, 2022 and including, without limitation, our Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 8, 2022. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures
This release includes preliminary unaudited non-GAAP operating expense, which excludes costs of revenue, depreciation, amortization and stock-based compensation. Revance excludes costs of revenue, depreciation, amortization and stock-based compensation because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses this non-GAAP financial measure to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measure should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

Revance is unable to reconcile preliminary unaudited non-GAAP operating expense to the most directly comparable GAAP measure because the items that are being excluded from the non-GAAP financial measure are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our preliminary estimates and GAAP results. Such items include costs of revenue, depreciation, amortization, and stock-based compensation.

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 510-279-6886
jessica.serra@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara J. Fahy, 949-887-4476
sfahy@revance.com

Source: Revance Therapeutics, Inc.